UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

__________________________________________________________

Date of Report (Date of earliest event reported): September 21, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672
(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.	Regulation FD Disclosure.

The Company has received number of inquiries into the new Series B Preferred Stock. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Q1. How does the company account for the plants it grows? They don’t appear as assets on balance sheet.

A.1. The Company has concluded to expense these costs instead of capitalizing them (making them assets) as the Company does not yet has proven that such costs incurred will have success in growing or cultivating cannabis since no sells have occurred.  The Company is a startup in this cultivation and until success is proven, the Company will continue to expense these costs until the Company has initial success in cultivating cannabis.

Furthermore, the Company does not believe there will be any material or significant costs after the cultivation of cannabis such as clearing the residue of harvested crops or other cultural practices, therefore, no accrual will be required at end of the period end.

Should the Company conclude in the future of such success of cultivating of cannabis, the Company will capitalize and account for in accordance with ASC 905.

The outside CPA's we have retained will begin capitalization the crops and harvest for Q4.  Attached is a memo written for the April quarter for more guidance.

Item 9.01.	Exhibit

99.01	–	Accounting Memo

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: September 21, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

3